UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Torotel, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOROTEL, INC.

620 North Lindenwood Drive

Olathe, Kansas  66062

August 19, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of Torotel, Inc., a Missouri corporation (the “Corporation”), to be held at 4:30 p.m. local time on Monday, September 19, 2005, at the Corporation’s offices in Olathe, Kansas, to transact business as set forth in the formal notice that follows.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, please sign and date the accompanying Proxy and return it promptly in the enclosed postage paid envelope. If you decide to attend the annual meeting, you may revoke your Proxy and vote your shares in person.

As always, we appreciate your loyalty and support as a shareholder of the Corporation.

Sincerely,

Dale H. Sizemore, Jr.
Chairman and Chief Executive Officer

TOROTEL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Monday, September 19, 2005

TO THE SHAREHOLDERS OF TOROTEL, INC.:

NOTICE is hereby given that the annual meeting (the “Meeting”) of the shareholders of Torotel, Inc., a Missouri corporation (the “Corporation”), will be held at 4:30 p.m. local time on Monday, September 19, 2005, at the Corporation’s offices in Olathe, Kansas, for the following purposes:

1.                 To elect one member to serve on the Board of Directors of the Corporation for a three-year term and until his successor has been duly elected and qualified, unless he shall sooner die, resign or be removed; and

2.                 To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on August 5, 2005, will be entitled to receive notice of and to vote at the Meeting. The accompanying Proxy is solicited by the Board of Directors. All of the above matters are more fully described in the accompanying Proxy Statement, into which this Notice is incorporated by reference.

Shareholders are cordially invited to attend the Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

H. James Serrone
Secretary of Torotel, Inc.
August 19, 2005

TOROTEL, INC.

620 North Lindenwood Drive

Olathe, Kansas 66062

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held Monday, September 19, 2005

GENERAL INFORMATION

Security Holders Entitled to Vote

Holders of shares of common stock, par value $.01 per share (the “Common Stock”), of Torotel, Inc., a Missouri corporation (the “Corporation” or “Torotel”), of record at the close of business on August 5, 2005 (the “Shareholders”), will be entitled to vote at the annual meeting of the Shareholders to be held at 4:30 p.m. local time on Monday, September 19, 2005, at the Corporation’s principal executive offices in Olathe, Kansas, and at any subsequent time which may be necessary by the postponement or adjournment thereof (the “Meeting”). The Corporation’s principal executive offices are located at 620 North Lindenwood Drive, Olathe, Kansas 66062, and its telephone number is (913) 747-6111.

This Proxy Statement, together with the Notice of Annual Meeting, the enclosed Proxy, and the accompanying 2005 Annual Report to Shareholders, were initially distributed to the Shareholders on or about August 19, 2005.

If the enclosed Proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with any specifications made therein. In the absence of instructions, the shares will be voted “FOR” the nominee to the Board of Directors of the Corporation (the “Board of Directors”, or the “Board”, and each member thereof, a “Director”) in the election of a Director, as more fully described in the section herein entitled “Proposal One”.

Quorum

A majority of the outstanding shares of Common Stock entitled to be voted as of the Record Date (as defined herein) at the Meeting, represented in person or by Proxy, is necessary to constitute a quorum to transact business at the Meeting. If a quorum is present, the nominee for Director receiving the greatest number of votes at the Meeting will be elected to the Board of Directors. The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting, shall be required to approve any other matters to come before the Meeting.

Abstentions and Broker Non-votes

Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the Shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite Shareholder vote. The Shareholders will not have dissenters’ rights of appraisal with respect to any of the actions to be taken at the Meeting.

Revocability of Proxies

Shareholders who execute Proxies retain the right to revoke them at any time before they are voted by notifying the Secretary of the Corporation in writing, by delivering a duly authorized Proxy bearing a later date, or by attending the Meeting and voting in person.

Solicitation

The accompanying Proxy is being solicited by and on behalf of the Board of Directors. Solicitation will be by mail. Proxy cards and materials will be distributed to beneficial owners through brokers, custodians, nominees and similar parties. The Corporation estimates that the total amount to be spent in solicitation of the Proxies will be approximately $15,000. The entire cost of this solicitation, including the expenses of printing and mailing this proxy statement to the Shareholders, the accompanying Notice of Annual Meeting of Shareholders, proxy form, and Annual Report for fiscal year ended April 30, 2005, will be paid by the Corporation. In addition, the Corporation may reimburse brokerage firms and others for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from Shareholders by telephone, telegram, or personal interview. Such persons will receive no additional compensation for such services.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to be voted at the Meeting consist of shares of Common Stock of the Corporation. Each Shareholder is entitled one vote per each share of Common Stock, except in the election of directors where Shareholders have cumulative voting rights as described below under “Cumulative Voting.” There were 5,111,590 shares of Common Stock issued and outstanding (exclusive of treasury shares) at the close of business on the record date of the Meeting.

The close of business on August 5, 2005 has been fixed by the Board of Directors as the record date (the “Record Date”) for determining the Shareholders who will be entitled to vote at the Meeting. The following persons beneficially own more than 5% of the outstanding Common Stock of the Corporation:

	Amount Beneficially		Percent
Name and Address of Beneficial Owner	Owned		of Class
Alexandra Z. Caloyeras	835,304	(a)	16.3%
110 Sullivan Street
Apt 4B
New York, NY 10012
Aliki S. Caloyeras	835,304	(b)	16.3%
62 Watts Street #2
New York, NY 10014
Basil P. Caloyeras	835,303	(c)	16.3%
2041 West 139th Street
Gardena, CA 90249
Richard A. Sizemore	264,995	(d)	5.2%
Linda V. Sizemore
8356 Hallet
Lenexa, KS 66215
Gregory M. Sizemore	253,978	(e)	5.0%
Julie Sizemore
12735 Mohawk Circle
Leawood, KS 66209

(a)           Alexandra Z. Caloyeras’ individual direct ownership is 769,667 shares. Ms. Caloyeras’ indirect ownership includes 65,637 shares which is equivalent to 33% of the 198,900 shares owned by the Caloyeras Family Partnership L.P., a limited partnership in which Ms. Caloyeras is a limited partner. Alexandra Z. Caloyeras is the sister of Aliki S. Caloyeras and Basil P. Caloyeras.

(b)          Aliki S. Caloyeras’ individual direct ownership is 769,667 shares. Ms. Caloyeras’ indirect ownership includes 65,637 shares which is equivalent to 33% of the 198,900 shares owned by the Caloyeras Family Partnership L.P., a limited partnership in which Ms. Caloyeras is a limited partner. Aliki S. Caloyeras is the sister of Alexandra Z. Caloyeras and Basil P. Caloyeras.

(c)           Basil P. Caloyeras’ individual direct ownership is 769,666 shares. Ms. Caloyeras’ indirect ownership includes 65,637 shares which is equivalent to 33% of the 198,900 shares owned by the Caloyeras Family Partnership L.P., a limited partnership in which Mr. Caloyeras is a limited partner. Basil P. Caloyeras is the brother of Alexandra Z. Caloyeras and Aliki S. Caloyeras.

(d)          Richard A. Sizemore and Linda V. Sizemore are husband and wife. Mr. and Mrs. Sizemore’s individual direct ownership is 140,226 and 15,666 shares, respectively. Mr. Sizemore’s indirect ownership includes 58,976 shares which are owned by Mr. Sizemore as trustee for his children, and 50,127 shares which is equivalent to 25% of the 200,506 shares owned by Sizemore Enterprises, a General Partnership in which Mr. Sizemore is a general partner.

(e)           Gregory M. Sizemore and Julie Sizemore are husband and wife. Mr. and Mrs. Sizemore’s individual direct ownership is 137,654 and 15,666 shares, respectively. Mr. Sizemore’s indirect ownership includes 50,532 shares which are owned by Mr. Sizemore as trustee for his children, 50,126 shares which is equivalent to 25% of the 200,506 shares owned by Sizemore Enterprises, a General Partnership in which Mr. Sizemore is a general partner.

Equity Compensation Plan Information

The following table sets forth the common shares of Torotel to be issued pursuant to a compensation plan upon the exercise of outstanding options, warrants and rights as of April 30, 2005.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column A)
Plans approved by shareholders	40,000	$.37	-0-
Plans not approved by shareholders	-0-	-0-	-0-
Total	40,000	$.37	-0-

INFORMATION REGARDING THE CORPORATION

Annual Report

This Proxy Statement is accompanied by the Annual Report to Shareholders for the fiscal year ended April 30, 2005 (the “Annual Report”). Torotel will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of Torotel’s annual report on Form 10-KSB for the fiscal year ended April 30, 2005, as filed with the Securities and Exchange Commission, including the financial statements and a list of exhibits to such Form 10-KSB. Torotel will furnish to any such person any exhibit described in the list of exhibits upon the advance payment of a reasonable fee. Requests for a copy of the Form 10-KSB and/or any exhibit should be directed to the Chief Financial Officer, c/o Torotel, Inc., 620 North Lindenwood Drive, Olathe, Kansas, 66062.

PROPOSAL ONE

ELECTION TO THE BOARD OF THE DIRECTORS

Election of Director

The Board of Directors currently consists of five individuals. The Bylaws of the Corporation, as amended, provide that the Board of Directors shall consist of Director Positions 1 through 7 with overlapping three-year terms. Director Positions 2 and 7 are presently vacant and there are no immediate plans to fill these vacancies. A class of directors is to be elected each year for a term extending to the third succeeding Annual Meeting after such election or until their respective successors are duly elected and qualify. The term of Director Positions 1 and 2 expires at the current Annual Meeting. The Board of Directors has nominated H. James Serrone to stand for election for Direction Position 1, while Director Position 2 will remain vacant.

The votes will be cast pursuant to the enclosed proxy for the election of the nominee named below unless specification is made withholding such authority. The nominee is presently a director of the Corporation. Should said nominee for Director Position 1 become unavailable, which is not anticipated, the proxies named in the enclosed proxy will vote for the election of such other person as the Board of Directors may recommend. Proxies may not be voted for a greater number of persons than the nominee named.

Biographical Information

Biographical summaries concerning the current Board of Directors, the nominee, the Corporation’s executive officers and significant employees, and information with respect to the number of shares of Common Stock beneficially owned by each as of July 29, 2005, are shown below. The number of shares beneficially owned includes shares, if any, held in the name of the spouse, minor children, or other relatives of the individual living in his or her home, as well as shares, if any, held in the name of another person under an arrangement whereby the individual enjoys the right to vote such shares or to use of the income from such shares, or whereby the individual can vest or re-vest title in himself or herself immediately or at some future time. Dale H. Sizemore, Jr., both a Director and an officer, and Richard A. Sizemore, a Director, are brothers.

	Shares of Common Stock
Biographical Summaries of Directors, Nominee,	Beneficially Owned	Percent
Executive Officers, and Significant Employees	at July 29, 2005	of Class
Dale H. Sizemore, Jr., age 53	214,779 (a)	4.2%
Chairman of the Board, President and
Chief Executive Officer of the Corporation
620 North Lindenwood Drive
Olathe, KS 66062

Mr. Sizemore became a Director of the Corporation in 1984. He has served as Chairman and Chief Executive Officer primarily since 1995. Mr. Sizemore has served as President from 1995 to 1996, and since April 1999. He was self-employed from 1983 to 2001. In January 2002, Mr. Sizemore became an active member of Torotel’s management team. Mr. Sizemore’s term as a director expires in 2006.

	Shares of Common Stock
Biographical Summaries of Directors, Nominee,	Beneficially Owned	Percent
Executive Officers, and Significant Employees	at July 29, 2005	of Class
H. James Serrone, age 50	6,916	0.1%
Director, Vice President of Finance, Secretary
and Chief Financial Officer of the Corporation
620 North Lindenwood Drive
Olathe, KS 66062

Mr. Serrone became a Director of the Corporation in 1999. He joined Torotel in 1979 and was named Vice President in 1993. Mr. Serrone has served as Vice President of Torotel Products since 1992 and General Manager since 1996.

Anthony H. Lewis, age 59	-0-	0.0%
Director of the Corporation
620 North Lindenwood Drive
Olathe, KS 66062

Mr. Lewis was appointed a Director of the Corporation in August 2003. He is president and chairman of The Executive Committee (TEC) and The Lewis Group (TLG), both of which are executive consulting firms providing services focused on strategic planning and thinking, as well as the development of strategic, technical, financial and human capital disciplines. Prior to his affiliation with TEC and TLG, Mr. Lewis served as president at both Farmland Industries and Conagra Inc. Mr. Lewis’ term as a director expires in 2007.

Richard A. Sizemore, age 45	264,995	(b)	5.2%
Director of the Corporation
620 North Lindenwood Drive
Olathe, KS 66062

Mr. Sizemore became a Director of the Corporation in 1995. He has been owner and President of Interactive Design, Inc., located in Lenexa, Kansas, since 1987. Mr. Sizemore’s term as a director expires in 2006.

Stephen K. Swinson, age 47	-0-	0.0%
Director of the Corporation
620 North Lindenwood Drive
Olathe, KS 66062

Mr. Swinson was appointed a Director of Torotel in August 2003. He meets the definition of an independent director and serves as Torotel’s audit committee financial expert. In August 2005, Mr. Swinson will become the president and chief executive officer of Thermal Energy Corp., an energy company serving the Texas Medical Center (TMC) in Houston, Texas. The TMC is comprised of 14 hospitals, various professional schools for doctors, dentists and nurses, and associated facilities comprising over 25 million square feet. Mr. Swinson recently served as president of Cleveland Brothers Construction Company, LLC, a commercial and residential contractor and developer in the southeast. He also served as the chief financial officer for Cleveland Brothers Inc., the parent company for several businesses that include development, real estate, construction, manufacturing, a golf course and a restaurant. Prior to his affiliation with Cleveland Brothers, Mr. Swinson was a Principal for Index Capital, the investment banking division of Index Powered Financial Services, LLC. He has also served as president of The Sapphire Consulting Group, president of Midwest Mechanical Contractors Central Division and president of the Technology Division of Trigen Energy Corporation. Mr. Swinson’s term as a director expires in 2007.

All Directors and Executive Officers as a Group (5 persons)	486,690	9.5%

(a)           Dale H. Sizemore, Jr.’s direct ownership is 130,964 shares. Mr. Sizemore’s beneficial ownership includes 33,688 shares owned by Mr. Sizemore as trustee for his children, and 50,127 shares which are equivalent to 25% of the 200,506 shares owned by Sizemore Enterprises, a General Partnership in which Mr. Sizemore is a general partner.

(b)          Richard A. Sizemore’s beneficial ownership includes 50,127 shares which are equivalent to 25% of the 200,506 shares owned by Sizemore Enterprises, a General Partnership in which Mr. Sizemore is a general partner. See the text and footnotes regarding Mr. Sizemore’s beneficial ownership discussed above in the section entitled “Voting Securities and Principal Holders Thereof.”

None of the Directors holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Securities Act of 1933, or any company registered as an Investment Company under the Investment Company Act of 1940.

Board Meetings and Director Compensation

During the fiscal year ended April 30, 2005, the Board of Directors held a total of four (4) meetings. Each of the incumbent directors attended more than 75% of the Board of Directors meetings held while he was a Director. Dale H. Sizemore, Jr. and H. James Serrone, who are employees of the Corporation, are to be compensated at the rate of $100 per Board of Directors meeting attended. Anthony H. Lewis, Richard A. Sizemore and Stephen K. Swinson, who are not employees of the Corporation, are to be compensated at the rate of $6,000 per fiscal year, plus $600 per Board of Directors meeting attended, $300 for each telephonic board meeting attended, $400 per committee meeting attended and $200 for each telephonic committee meeting attended.

Under the policies of the Board, Directors are expected to attend regular Board meetings, Board committee meetings and annual stockholder meetings. All of the Directors attended the last annual meeting, which was held in 2003.

Committees

Employee Stock Purchase Plan Administrative Committee

H. James Serrone and Dale H. Sizemore, Jr. are members of the Administrative Committee for the Employee Stock Purchase Plan (the “Plan Committee”). The Plan Committee receives its authority from the Employee Stock Purchase Plan (the “Plan”) and from the Board of Directors. The Plan Committee administers and implements the Plan and determines the eligibility of employees to participate in the Plan. The Plan Committee does not meet on a regular basis but meets as required. The Plan Committee did not meet during the last fiscal year.

Compensation and Nominating Committee

The Compensation and Nominating Committee (the “Committee”) of the Board of Directors was established in December 2004 and is comprised of two independent directors, Anthony H. Lewis and Stephen K. Swinson, and a third director, Richard A. Sizemore, who does not meet the definition of independence as described in Rule 4200(a)(14) of the NASD’s listing standards. The Committee operates under a written charter, which is attached as Exhibit A to this Proxy Statement, and is posted on the Corporation’s website at www.torotelprod.com.

The purpose of the Committee is to assist the Board of Directors by (i) identifying, reviewing, and evaluating individuals qualification to become members of the Board of Directors; (ii) setting the compensation of the Corporation’s officers and performing other compensation oversight; (iii) reviewing and recommending the nomination of Directors; and (iv) assisting the Board of Directors with other related tasks, as assigned from time to time. The Committee held two (2) meetings during the last fiscal year, and each Committee member attended at least 75% of such meetings.

The Committee will review the present needs of the Board and establish criteria as to particular qualifications in terms of background and experience that could meet such needs. At a minimum, the Committee believes that nominees for Directors should have either experience in the industry in which the Corporation engages, or professional, business or academic qualifications that differ from existing members of the Board and could augment the aggregate expertise possessed by Board members. The Committee further believes that all nominees should be able to make a contribution to the Board that will enhance the development and growth of the Corporation’s business and shareholder value, devote adequate time to service as a Director, and work well with other Board members in a collegial manner.

The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated as it does for those proposed by other Board members, management and external sources.

The Committee will consider bona fide recommendations by shareholders as to potential Director nominees, who meet the above standards. Any shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Corporation, postmarked no later than 120 days prior to the calendar day before the date the Corporation’s Proxy Statement mailed to shareholders in connection with the Corporation’s annual meeting held during the prior year. The letter must identify its writer as a shareholder of the Corporation, provide evidence of the writer’s stock ownership, and provide:

•       The name, address, telephone number and social security number of the candidate to be considered;

•       A description of understandings, contractual, business or familial relationships between the shareholder and the candidate, if any, and an unexecuted written consent of the candidate to serve as a director of the Corporation, if nominated and elected;

•       The candidate’s resume and at least three references;

•       A statement of the candidate’s qualifications to serve on the Board of Directors and specified Board committees, which shall include an explanation as to how elements of the candidate’s background and experience would be a benefit to the Corporation and its business.

All candidates recommended to the Committee must meet the independence standards as described in Rule 4200(a)(14) of the NASD’s listing standards.

The Committee did not receive any recommendations from shareholders. The nominee for election at this Annual Meeting was previously elected by the shareholders.

Audit Committee

The Audit Committee of the Board of Directors was established in December 2004 and is comprised of two independent directors, Anthony H. Lewis and Stephen K. Swinson. The Board of Directors considers Stephen K. Swinson to be an audit committee financial expert based on his experience as a chief financial officer. The Audit Committee operates under a written charter, which is attached as Exhibit B to this Proxy Statement, and is posted on the Corporation’s website at www.torotelprod.com.

The purpose of the Audit Committee is to assist the Board of Directors in overseeing: (i) the integrity of the accounting and financial reporting processes and systems of internal accounting and financial controls of the Corporation; (ii) the performance of the internal audits and integrity of the financial statements of the Corporation; (iii) the annual independent audit of the Corporation’s financial statements, the engagement of the independent auditor and the annual evaluation of the independent auditor’s function, qualifications, services, performance and independence; (iv) the performance of the Corporation’s internal and independent audit functions; (v) the compliance by the Corporation with legal and regulatory requirements related to the Audit Committee Charter, including the Corporation’s disclosure controls and procedures; and (vi) the evaluation of the Corporation’s risk issues. The Audit Committee held two (2) meetings during the last fiscal year, and each Committee member attended at least 75% of such meetings.

Shareholder Communications with the Board

Mail can be addressed to Directors in care of the Office of the Secretary, c/o Torotel, Inc., 620 No. Lindenwood Drive, Olathe, Kansas 66062. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Audit Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Cumulative Voting

There will be cumulative voting for the election of Directors. In cumulative voting, each share carries as many votes as there are vacancies to be filled and each Shareholder is permitted to distribute the votes for all of his or her shares among the nominees in any way he or she desires. Since one individual is nominated, each Shareholder may cast that number of votes which is equal to the number of shares owned by him or her multiplied by one. If no choice is indicated on the enclosed Proxy, the persons named in the Proxy will cumulate the votes and distribute them among the nominees in their discretion. The Proxies cannot be voted for a greater number of persons than the number named herein. If the nominee should be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors of the Corporation to replace any such nominee. The Board of Directors presently has no knowledge that the nominee will be unable to serve.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEE TO THE BOARD OF DIRECTORS.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of the named executive officers for each of the Corporation’s last three completed fiscal years. There have not been any long-term compensation awards granted or paid to the named executive officers in any of the last three completed fiscal years.

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Options Awarded	All other Compensation
Dale H. Sizemore, Jr.	2005	$100,000	$-0-	-0-	$-0-
President and Chief	2004	$100,000	$-0-	-0-	$-0-
Executive Officer	2003	$100,000	$-0-	-0-	$-0-
H. James Serrone	2005	$72,000	$-0-	-0-	$-0-
Vice President of Finance	2004	$72,000	$-0-	-0-	$-0-
and Chief Financial Officer	2003	$72,000	$-0-	-0-	$-0-

Employment Agreements

The Corporation has new employment agreements with Dale H. Sizemore, Jr. in connection with his duties as chairman and chief executive officer, and H. James Serrone in connection with his duties as chief financial officer of Torotel, Inc. and general manager of Torotel Products, Inc. Both agreements became effective May 1, 2005, and expire on April 30, 2008, unless the parties mutually agree to extend the agreements.

The contracts provide for minimum base monthly salaries of $10,000 and $7,500 for Messrs. Sizemore and Serrone, respectively, plus other benefits and incentive awards as determined by the Board of Directors. The agreements further provide that if a party’s employment is terminated by the Corporation prior to the expiration date, other than for cause, that party will receive a lump sum severance payment in the amount equal to one year of salary, bonus and benefits. In the event of a change in control of the Corporation, the employee, if offered a position to remain with the Corporation, may elect to select the offer or may elect to take a lump sum payment for the remaining term of the employment contract. In addition, if a party is required to move out of the Kansas City metropolitan area or if that party’s duties are reduced, the employee will have the option of accepting the changes or terminating his employment with full payment for the remaining term of the employment agreement. The agreements also provide for a restrictive covenant of non-competition for a period of two years following termination of employment.

Option Grants

There were no grants of stock options made to the named executive officer during the Corporation’s last completed fiscal year.

Aggregate Option Exercises and Fiscal Year-End Option Value

There were no stock option exercises made during the last completed fiscal year and the executive officer identified above did not have any unexercised stock options as of April 30, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors of the Corporation, and persons who beneficially own more than ten percent (10%) of the Corporation’s Common Stock (collectively referred to herein as “Reporting Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “Commission”). Reporting

Persons are required by Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation during its most recent fiscal year, the Corporation believes all directors and officers are in compliance with the reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND LEGAL PROCEEDINGS

Indebtedness to Shareholders

On March 28, 2002, the Corporation entered into a $750,000 promissory note with the Caloyeras Family Partnership, whose members beneficially own and control 49% of the outstanding common shares of Torotel. Under the terms of the note, the outstanding balance bears interest at a rate of 7% per annum and requires quarterly interest-only payments of $13,125. The note has a maturity date of March 28, 2007, and is collateralized by the common stock owned by Torotel in Apex Innovations, Inc. and Electronika, Inc. As of April 30, 2005, the outstanding principal balance was $750,000. Proceeds from the loan were used to acquire an equity interest in Apex Innovations, Inc.

Employment Agreements

The Corporation has new employment agreements with Dale H. Sizemore, Jr. and H. James Serrone, as described above under “Executive Officer Compensation”.

Related Transactions

The Caloyeras family presently controls 49% of Torotel’s outstanding common shares. For the year ended April 30, 2005, Electronika, a wholly-owned subsidiary of Torotel, incurred costs of $81,000 for goods purchased pursuant to a Manufacturing Agreement with Magnetika, Inc., a corporation owned by Peter B. Caloyeras and his family. Of the amount of goods purchased, $27,000 was due and payable as of April 30, 2005.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors, with respect to the Corporation’s audited financial statements for the fiscal year ended April 30, 2005. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Corporation specifically incorporates by reference in such filing.

Anthony H. Lewis and Stephen K. Swinson, as members of the Audit Committee, have reviewed the audited financial statements for the fiscal year ended April 30, 2005, and discussed the same with the Corporation’s management and Grant Thornton LLP, the Corporation’s independent accountants. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, and has discussed their independence with Grant Thornton LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the financial statements referred to above be included in the Corporation’s annual report on Form 10-KSB for the fiscal year ended April 30, 2005. The Audit Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.

Audit Committee:
Stephen K. Swinson, Chairman
Anthony H. Lewis

FEES PAID TO THE INDEPENDENT ACCOUNTANTS

Audit Fees

Grant Thornton LLP billed the Corporation aggregate fees of $57,000 and $52,000 for professional services rendered for the audit of the Corporation’s annual consolidated financial statements for the fiscal years ended April 30, 2005 and 2004, respectively, and for reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-QSB for the first three quarters of fiscal 2005 and 2004.

Audit-Related Fees

Grant Thornton LLP billed the Corporation aggregate fees of $8,055 and $6,857 for professional services rendered in connection with new accounting rules and disclosure requirements in fiscal 2005 and fiscal 2004, respectively.

Tax Fees

Grant Thornton LLP billed the Corporation aggregate fees of $9,521 and $11,561 for professional services rendered in connection with tax preparation, tax consultation, and statutory filings in fiscal 2005 and fiscal 2004, respectively.

All Other Fees

None.

The Audit Committee considered whether the provision by Grant Thornton LLP of the non-audit services listed above is compatible with maintaining Grant Thornton LLP’s independence and concluded that it is.

The Audit Committee has policies and procedures for pre-approving all audit and non-audit work to be performed in the future by the Corporation’s independent accountants. Prior to the formation of the Audit Committee in December 2004, the duties and responsibilities of the Audit Committee were performed by the Board of Directors. Accordingly, the Board of Directors approved 100% of the services set forth above.

OTHER MATTERS

Other Business

The Board of Directors knows of no other business to be transacted at the Meeting. If any other business is properly brought before the Meeting, the persons named in the enclosed Proxy or their substitutes will vote in accordance with their best judgment on such matters.

Availability of Accountants

The Board of Directors appointed Grant Thornton LLP as the Corporation’s principal accountants for the fiscal year ending April 30, 2005. Representatives of Grant Thornton LLP are expected to be present at the Meeting. An opportunity will be provided for the representatives to make a statement, if they desire to do so, and to respond to appropriate shareholder questions.

Deadline for Receipt of Shareholders’ Proposals

Proposals of shareholders of the Corporation which are intended to be presented by the Corporation at the Corporation’s 2006 annual meeting of shareholders must be received by the Corporation no later than April 21, 2006, so that they may be included in the Proxy Statement relating to that meeting.

Notice of shareholder proposals to be acted on at the Corporation’s 2006 annual meeting that the shareholder does not seek to include in the Corporation’s Proxy Statement pursuant to Rule 14a-8 of Regulation 14A of the Exchange Act that are received by the Corporation after July 5, 2006, will be considered untimely.

General

In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum and voting, please sign, date and return the enclosed Proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS

H. James Serrone
Secretary of the Corporation

EXHIBIT A

TOROTEL INC.

Compensation and Nominating Committee Charter

Role

The Compensation and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Torotel Inc. (the “Company”) to:

1.                Establish and oversee the compensation policies and practices of the Company on behalf of the Board, including with respect to the corporate officers and directors, and perform other compensation oversight duties as described below;

2.                Produce an annual report on executive compensation for inclusion in the Company’s proxy statement, if required in accordance with applicable rules and regulations;

3.                Identify, review and evaluate individuals qualified to become Board members;

4.                Select, or recommend that the Board select, the nominees for all directorships to be filled by the Board or by the shareholders; and

5.                Assist the Board with other related tasks, as assigned by the Board from time to time.

Membership

1.                The Committee shall consist of at least two directors, each of whom is free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. A majority of the Committee members must satisfy the definition of “independent” under the listing standards of the NASDAQ Stock Market and all applicable laws and regulations.

2.                Committee members shall be generally acquainted with corporate governance and compensation issues and have experience in one or more of the areas of the Committee’s responsibilities.

3.                The members of the Committee shall be appointed annually by the Board and may be removed by a majority of the Board at any time, with or without cause. If a Committee chairman is not elected or appointed by the Board, members of the Committee may designate a chairman of the Committee.

Operations

1.                The Committee shall meet at least once a year in January or February at the call of the chairman. In addition, the Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

2.                The Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communication equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

3.                The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporations, or (c) the laws of the State of Missouri.

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Authority

1.                The Committee will have the resources and authority necessary to discharge its duties and responsibilities.

2.                Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take necessary steps to preserve the privileged nature of those communications.

3.                The Committee shall have the authority to form and delegate responsibility one or more subcommittees as appropriate in the discretion of the Committee.

Duties and Responsibilities

The basic responsibility of the Committee is to exercise its business judgment to act in what Committee members reasonably believe to be in the best interests of the Company and its shareholders.

With respect to its compensation function, the Committee has the following duties and responsibilities:

1.                Annually review and approve the Company’s general policies, goals and objectives relevant to the compensation of the officers of the Company and its subsidiaries, considering the interests of the Company’s officers and the long-term interests of the Company’s shareholders;

2.                Annually determine the compensation of the Company’s chief executive officer (“CEO”), including awards of stock options, bonuses and other incentives. In determining the appropriate compensation to be awarded to the CEO, the Committee will consider the CEO’s performance in light of the goals and objectives determined by the Committee, the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, any recommendations of independent consultants, and the awards given to the CEO in past years. The Committee shall also have the power to adjust the CEO’s compensation from time to time between its annual determinations, taking into account any relevant change in circumstances or occurrences.

3.                Annually review the then-current compensation of the executive officers of the Company and its subsidiaries, and make such adjustments thereto as the Committee may deem proper, taking into consideration factors and circumstances including each officer’s performance in light of corporate goals and objectives, the Company’s performance and relative shareholder return, the value of similar incentive awards to similarly situated officers at comparable companies, any recommendations of independent consultants, awards given to such officer in the past, and any other criteria and factors the Committee deems appropriate.

4.                Produce an annual report on executive compensation for inclusion in each of the Company’s annual proxy statements, if required in accordance with applicable laws, rules and regulations.

5.                Periodically evaluate (and approve any proposed amendments to) existing equity-related plans, and evaluate the adoption of any new equity-related plans and determine when it is necessary (based on advice of counsel) or otherwise desirable: (i) to modify, discontinue or supplement any such plans; or (ii) to submit such plan, amendment or adoption to a vote of the full Board and/or the Company’s shareholders.

6.                Periodically review the Company’s incentive compensation plans and recommend changes in such plans to the Board as needed.

7.                Review director compensation levels and practices, and recommend to the Board, from time to time, changes in such compensation levels and practices.

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8.                Recommend annually to the Board of Directors compensation for Board members to include an annual retainer and/or a fixed sum plus expenses of attendance.

With respect to its nominating function, the Committee has the following duties and responsibilities:

9.                Establish criteria for the selection of new directors to serve on the Board.

10.         Identify individuals believed to be qualified as candidates to serve on the Board, and evaluate candidates for nomination to the Board, including any recommended by shareholders, based on his or her qualifications, including capability, availability to serve and other relevant factors deemed relevant by the Committee.

11.         Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

12.         Consider questions of independence and possible conflicts of interest of members of the Board and executive officers, and whether a candidate (including an incumbent director candidate) has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders.

13.         Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders, and select, or recommend that the Board select, the candidates for all directorships to be filled by the Board or by the shareholders at a special meeting.

14.         Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

In addition to the above, the Committee shall perform an annual self-evaluation of the Committee’s performance and annually reassess the adequacy of and, if appropriate propose to the Board any desired changes in, the Committee’s Charter. The Committee shall also perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

Advisors

The Committee shall have the right to use reasonable amounts of time of the Company’s internal and independent accountants, internal and outside lawyers and other internal staff, and also shall have the right to hire independent experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities.

Disclosure of Charter

This Charter will be made available on the Company’s website at www.torotelprod.com.

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EXHIBIT B

TOROTEL INC.

Audit Committee Charter

I.   Purpose and Scope

The Audit Committee will assist the Board of Directors (the “Board”) of Torotel Inc. in the oversight of the quality and integrity of the accounting, auditing, financial reporting and internal control practices of Torotel Inc. and its subsidiaries. The Committee’s role includes, without limitation, assisting the Board in overseeing:

a.                  the integrity of the accounting and financial reporting processes and systems of internal accounting and financial controls of Torotel Inc.;

b.                 the performance of the internal audits and integrity of the financial statements of Torotel Inc.;

c.                  the annual independent audit of Torotel Inc. financial statements, the engagement of the independent auditor and the annual evaluation of the independent auditor’s function, qualifications, services, performance and independence;

d.                 the performance of Torotel Inc. internal and independent audit functions;

e.                  the compliance by Torotel Inc. with legal and regulatory requirements related to this Charter, including Torotel Inc. disclosure controls and procedures; and

f.                    the evaluation of Torotel Inc. risk issues.

In carrying out its responsibilities, the Audit Committee believes that the policies and procedures delineated in this Charter should remain flexible, in order to react best to changing business and regulatory requirements.

II.   Membership and Meetings

A.             Members.   The Audit Committee will be composed of at least two directors who are not officers or employees of Torotel Inc. and are independent of management. The members of the Audit Committee must each be financially literate. In addition, Torotel Inc. must disclose, as required by the Securities and Exchange Commission, whether the Board has determined that there is at least one Audit Committee financial expert serving on the Audit Committee. The Board will judge the qualification and independence of directors for service on the Audit Committee and will appoint the members of the Audit Committee.

B.              Term of Members and Selection of Chair.   The Board will appoint the members of the Audit Committee annually and a majority of the Board may remove a Committee member at any time, with or without cause. If a Committee chairman is not elected or appointed by the Board, the Committee members may designate a chairman of the Audit Committee.

C.              Meetings.   The Audit Committee will meet regularly to perform its duties, and is scheduled to meet four times a year. Such meetings may be held in person or telephonically and may be held at such times and places as the Audit Committee determines. The Audit Committee is to maintain free and open communication with the independent auditor, the internal auditors and management of Torotel Inc. In discharging this oversight role, the Audit Committee shall endeavor to investigate any matter brought to its attention, and shall have full access to all books, records, facilities and personnel of Torotel Inc. Torotel Inc. will provide appropriate funding, as determined by the Audit Committee, to pay the independent accountants, any outside advisors or

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experts hired by the Audit Committee, and any administration expenses of the Audit Committee. The Audit Committee may form and delegate authority to subcommittees when appropriate.

All meetings of and other actions by the Audit Committee shall be held or otherwise taken pursuant to Torotel Inc.’s bylaws. The chairman of the Audit Committee, in consultation with other Audit Committee members, shall determine the frequency and length of Audit Committee meetings and shall set meeting agendas consistent with this Charter.

D.             Performance and Evaluation.   The Committee shall evaluate its performance on an annual basis based on criteria established by the Board.

III.   Audit Committee Authority and Responsibility

A.             Financial Reporting.

1.                 Discuss as appropriate with senior financial management and as necessary with the independent accountants, significant assumptions, estimates and judgment used in the preparation of consolidated financial statements.

2.                 Review and discuss with management Torotel Inc.’s quarterly financial statement submission on Form 10-QSB, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), prior to its release to the SEC. Review the financial section of the Torotel Inc. annual report on Form 10-KSB, including the MD&A, prior to its release to shareholders and filing with the SEC. Recommend to the Board of Directors that the audited financial statements be included in Torotel Inc.’s annual report on Form 10-KSB. As part of this review, discuss with senior financial management and the independent accountants the accounting principles as applied, their quality, and significant assumptions, estimates, and judgments used in the preparation of the consolidated financial statements. At least annually, discuss with management their approach to earnings press releases and the type of financial information and earnings guidance provided to analysts and rating agencies.

3.                 Review any significant changes in accounting principles or developments in accounting practices and the effects of these changes upon Torotel Inc.’s financial reporting.

4.                 On an annual basis (or more frequently, if necessary in the judgment of the Audit Committee), review a summary of the transactions between Torotel Inc. and any related parties, including but not limited to directors, officers or employees of Torotel Inc. or their affiliates.

5.                 Prepare the Audit Committee report to be included in Torotel Inc.’s annual proxy statement.

B.              Independent Accountant.

6.                 Select the independent accountants and approve all related fees and compensation. Review that selection with the Board. Oversee the work of the independent accountant, including resolution of any disagreements between Torotel Inc. and the independent accountant regarding financial reporting.

7.                 On an annual basis, review the audit and non-audit fees and services provided by the independent accountant. Approve Torotel Inc.’s proxy disclosure with respect to such fees and approve for the coming year the fees to be paid to the independent accountant including non-audit services.

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8.                 Review (at least annually and more often as necessary in the judgement of the Audit Committee) the independent accountant’s independence, performance and qualifications, including review of the lead partner. Annually review the independent accountant’s report of the relationships between the independent accountant and Torotel Inc. Discuss any relationships or services that may impact their objectivity and independence. Review the firm’s internal quality control procedures and any material issues. Also review any inquiry by regulatory authorities regarding independent accounting by the firm. Recommend to the Board any appropriate actions in response to these reports.

9.                 Review with the independent accountant any audit problems or difficulties and management’s response. Conduct private review sessions at least annually with the independent accountant.

10.          Assess the effectiveness of the independent accountant audit. Review the scope of the independent accountant’s proposed audit for the current year and review the annual audit report which is subsequently produced.

C.              Internal Audit Function and Process.

11.          Assess the effectiveness of the internal audit effort through regular meetings conducted separately with the independent accountant and internal auditors. Review the performance of Torotel Inc.’s internal auditors. Conduct private review sessions at least annually with the internal auditors.

12.          Review the scope of the internal audit plan for the current year and review the summary of the results. Discuss financial and accounting personnel succession planning within Torotel Inc., including the appointment and replacement of internal auditing resources.

13.          Review with the internal auditors the adequacy of the system of internal controls and the responsiveness of management in correcting audit-related deficiencies. Discuss policies regarding risk assessment and risk management.

D.             Internal Controls.

14.          Review the Torotel Inc. Code of Conduct and management’s system to monitor compliance with the Code of Conduct.

15.          Ensure compliance with the process for hiring employees of the independent accountant into significant Company positions.

16.          Oversee the adequacy of internal controls and procedures related to officers’ expense accounts.

17.          Review litigation issues and any other risks or exposures as deemed appropriate by the Audit Committee.

E.              Other Audit Committee Responsibilities.

18.          Report on the proceedings of the Audit Committee to the full Board promptly or at the next regularly scheduled meeting of the full Board.

19.          Reassess the adequacy of the Audit Committee Charter annually.

20.          Meet periodically in executive session to discuss Torotel Inc.’s financial results as reported in the quarterly and annual reports and hold other executive sessions as necessary, including a session for the annual evaluation of the Audit Committee’s own performance.

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21.          Obtain advice and assistance from outside legal, accounting or other advisors as required to assist in the execution of Audit Committee responsibilities. As necessary, conduct or authorize independent reviews.

22.          Maintain procedures for the receipt, retention, and treatment of complaints received by Torotel Inc. regarding accounting, internal accounting controls, or auditing matters; and for the confidential, anonymous submission by employees of Torotel Inc. of concerns regarding questionable accounting or auditing matters.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TOROTEL, INC.

620 North Lindenwood Drive

Olathe, KS  66062

The undersigned hereby appoints Harold E. Norem and H. James Serrone, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Torotel, Inc. held of record by the undersigned on August 5, 2005, at the Annual Meeting of Shareholders to be held on September 19, 2005, and any adjournments thereof.

1.                    ELECTION OF DIRECTOR:

☐	FOR the nominee listed below.	☐	WITHHOLD AUTHORITY to vote for
	(except as marked to the contrary below)		the nominee listed below.

H. James Serrone (        )

INSTRUCTION:  A checkmark in the box before “FOR the nominee” gives the Proxies full voting authority.  A checkmark in the box before “WITHHOLD AUTHORITY” precludes the Proxies voting on the nominee.  To withhold authority to vote for the nominee, strike a line through the nominee’s name above.  Unless you indicate otherwise, the Proxies will cumulate your votes and vote them in favor of the nominee.  If you do not wish to distribute your cumulative votes for the nominee, please indicate the number of votes to be cast for the nominee on your behalf following the nominee’s name.  Please note that you are allowed that number of votes which is equal to the number of shares owned by you multiplied by one (1).

2.             In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.  In addition, in the event a nominee named herein is unable to serve, or for good cause will not serve, the Proxies are authorized to vote for the election of any other person as a director.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEE LISTED IN PROPOSAL 1.  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated this                day of                                      , 2005.

Signature

Signature if held jointly

Please sign exactly as your name appears hereon.  When signing as attorney, executor, administrator, trustee, guardian or any similar representative capacity, please give your full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.  When stock is held by joint tenants, both must sign.